Exhibit 99.2

EMPIRE STATE REALTY TRUST

Supplemental Operating and Financial Data

September 30, 2019

Third Quarter 2019

Forward-looking Statements

We make forward-looking statements in this supplemental package within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely on them as predictions of future events. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections.

You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or similar words or phrases in the positive or negative. In particular, forward looking statements include those pertaining to our capital resources, portfolio performance, dividend policy, results of operations, anticipated growth in our portfolio from operations, acquisitions, and market conditions and demographics.

Forward-looking statements involve numerous risks and uncertainties, many of which are difficult to predict and generally beyond our control. They depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all).

The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry and markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of legal proceedings involving our company; reduced demand for office or retail space; new office or observatory development in our market; general volatility of the capital and credit markets and the market price of our Class A common stock and listed operating partnership units; changes in our business strategy; defaults on, early terminations of, or non-renewal of, leases by tenants; insolvency of a major tenant or a significant number of smaller tenants; litigation; fluctuations in interest rates; increased operating costs; declining real estate valuations and impairment charges; availability, terms and deployment of capital; our failure to obtain necessary outside financing; our expected leverage; decreased rental rates or increased vacancy rates; breach of or the expiration of our ground lease; our failure to generate sufficient cash flows to service our outstanding indebtedness; our failure to redevelop, renovate and reposition properties or to execute any planned capital project, successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate acquisitions, dispositions and development (including our Metro Tower development site), including construction delays and cost overruns; our failure to operate acquired properties and operations successfully; our ability to manage our growth effectively; changes in governmental regulations, tax laws and rates and similar matters; estimates relating to our ability to make distributions to our securityholders in the future; our failure to qualify as a REIT; a future terrorist event in the U.S.; environmental uncertainties and risks related to adverse weather conditions and natural disasters; lack or insufficient amounts of insurance; financial market fluctuations; availability of, and our ability to attract and retain, qualified personnel; conflicts of interest affecting our senior management team; competition; changes in real estate and zoning laws and increases in real property tax rates; inability to comply with applicable rules and regulations and, in particular, public companies and damages resulting from security breaches through cyberattacks, cyber intrusions or otherwise, as well as other significant disruptions of our technology (IT) networks related systems. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes after the date of this presentation, except as required by applicable law. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and other risks described in documents we subsequently file from time to time with the Securities and Exchange Commission.

Third Quarter 2019

COMPANY PROFILE

Empire State Realty Trust, Inc., or the Company, is a leading real estate investment trust (REIT) that owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman and Chief Executive Officer
William H. Berkman	Director, Chair of Finance Committee
Leslie D. Biddle	Director
Thomas J. DeRosa	Director
Steven J. Gilbert	Director, Lead Director
S. Michael Giliberto	Director, Chair of Audit Committee
Patricia S. Han	Director
James D. Robinson IV	Director, Chair of Compensation and Nominating/Corporate Governance Committees

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman and Chief Executive Officer
John B. Kessler	President and Chief Operating Officer
Thomas P. Durels	Executive Vice President, Real Estate
Thomas N. Keltner, Jr.	Executive Vice President, General Counsel and Secretary

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	Greg Faje	Trading Symbol: ESRT
New York, NY 10120	IR@empirestaterealtytrust.com
www.empirestaterealtytrust.com
(212) 687-8700

RESEARCH COVERAGE

Bank of America Merrill Lynch	James Feldman	(646) 855-5808	james.feldman@baml.com
BMO Capital Markets Corp.	John Kim	(212) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212) 738-6140	tcatherwood@btig.com
Citi	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Emmanuel Korchman	(212) 816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Jason Green	(212) 446-9449	jason.green@evercoreisi.com
Green Street Advisors	Daniel Ismail	(949) 640-8780	dismail@greenstreetadvisors.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@key.com
	Craig Mailman	(917) 368-2316	cmailman@key.com
Stifel Nicolaus & Company, Inc.	John Guinee	(443) 224-1307	jwguinee@stifel.com
Wells Fargo Securities, LLC	Blaine Heck	(443) 263-6529	blaine.heck@wellsfargo.com

Third Quarter 2019 Financial Highlights (unaudited and dollars in thousands, except per share amounts)

	Three Months Ended
	September 30, 2019		June 30, 2019		March 31, 2019		December 31, 2018		September 30, 2018
Selected Items:
Revenue	$192,873		$176,244		$167,293		$199,309		$186,402
Net income	$26,784		$18,930		$9,856		$39,781		$29,230
Cash net operating income (1)	$98,757		$93,737		$80,080		$113,336		$99,138
Core funds from operations (“Core FFO”) (1)	$71,810		$64,476		$56,672		$87,276		$72,957
Core funds available for distribution (“Core FAD”) (1)	$54,650		$48,235		$41,179		$68,142		$59,205
Core FFO per share - diluted	$0.24		$0.22		$0.19		$0.29		$0.25
Diluted weighted average shares	298,151,000		298,131,000		298,049,000		297,492,000		297,478,000
Dividends declared and paid per share	$0.105		$0.105		$0.105		$0.105		$0.105

Portfolio Statistics:
Number of properties	20		20		20		20		20
Total rentable square footage	10,134,495		10,134,435		10,130,875		10,128,839		10,126,547
Percent occupied (2)	89.4%		90.2%		88.8%		88.8%		88.4%
Percent leased (3)	91.7%		92.2%		91.5%		91.8%		92.1%

Observatory Metrics:
Number of visitors (4)	1,042,000		968,000		601,000		945,000		1,167,000
Change in visitors year over year	(10.7%)		(7.7%)		(6.7%)		(4.6%)		(5.6%)
Observatory revenues (5)	$37,575		$32,895		$20,569		$34,536		$40,241
Change in revenues year over year	(6.6%)		(6.6%)		(3.2%)		4.9%		2.4%

Ratios:
Consolidated Debt to Total Market Capitalization (6)	27.7%		29.8%		28.5%		30.8%		27.6%
Consolidated Net Debt to Total Market Capitalization (6)	24.1%		23.6%		21.6%		23.4%		20.4%
Consolidated Debt and Perpetual Preferred Units to Total Market Capitalization (6)	28.2%		30.2%		28.9%		31.2%		28.0%
Consolidated Net Debt and Perpetual Preferred Units to Total Market Capitalization (6)	24.5%		24.0%		22.0%		23.8%		20.8%
Consolidated Debt to EBITDA (7)	4.6	x	5.3	x	5.2	x	5.2	x	5.5	x
Consolidated Net Debt to EBITDA (7)	3.8	x	3.9	x	3.6	x	3.6	x	3.7	x
Interest Coverage Ratio	4.8	x	4.4	x	4.0	x	5.7	x	5.0	x
Core FFO Payout Ratio (8)	45%		50%		56%		35%		44%
Core FAD Payout Ratio (9	59%		66%		77%		45%		54%

Class A common stock price at quarter end	$14.27		$14.81		$15.80		$14.23		$16.61
Average closing price	$14.12		$15.48		$15.36		$15.65		$17.07
Dividends per share - annualized	$0.42		$0.42		$0.42		$0.42		$0.42
Dividend yield (10)	2.9%		2.8%		2.7%		3.0%		2.5%
Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560,360		1,560,360		1,560,360		1,560,360		1,560,360

Class A common stock	179,131,090		176,991,123		175,557,910		173,872,536		168,176,734
Class B common stock	1,018,463		1,029,782		1,035,327		1,038,090		1,044,169
Operating partnership units	124,107,019		126,870,876		128,232,650		128,415,440		134,112,696

Total common stock and operating partnership units outstanding (11)	304,256,572		304,891,781		304,825,887		303,326,066		303,333,599

Notes:

(1)

Represents non-GAAP financial measures. For a discussion on what these metrics represent and why the Company presents them, see page 23 and for a reconciliation of these metrics to net income, see pages 5 and 19.

(2)	Based on leases signed and commenced as of end of period.
(3)	Represents occupancy and includes signed leases not commenced.
(4)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(5)	Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. See page 16.
(6)

Market capitalization represents the sum of (i) Company’s common stock per share price as of September 30, 2019 multiplied by the total outstanding number of shares of common stock and operating partnership units as of September 30, 2019; (ii) the number of perpetual preferred units at September 30, 2019 multiplied by $16.62 and (iii) our outstanding indebtedness or net indebtedness as of September 30, 2019.

(7)	Calculated based on trailing 12 months EBITDA.
(8)	Represents the amount of Core FFO paid out in distributions.
(9)	Represents the amount of Core FAD paid out in distributions.
(10)	Based on the closing price per share of Class A common stock on September 30, 2019.
(11)

As of September 30, 2019, the Company has had conversions from operating partnership units and Class B common shares to Class A common shares totaling 52.0 million shares or approximately $743 million at a closing share price of $14.27. This represents a 63% increase in the number of Class A shares since the IPO.

Third Quarter 2019 Property Summary - Same Store Net Operating Income (“NOI”) by Quarter (unaudited and dollars in thousands)

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Same Store Total Portfolio
Revenues	$152,633	$142,655	$146,016	$145,801	$144,664
Operating expenses	(79,824)	(70,826)	(73,518)	(71,565)	(73,387)

Same store property NOI	72,809	71,829	72,498	74,236	71,277
Straight-line rent	(5,174)	(3,203)	(5,404)	(5,445)	(5,000)
Above/below-market rent revenue amortization	(1,682)	(1,745)	(2,354)	(1,733)	(1,668)
Below-market ground lease amortization	1,957	1,958	1,958	1,958	1,957

Total same store property cash NOI - excluding lease termination fees	$67,910	$68,839	$66,698	$69,016	$66,566

Percent increase/decrease over prior year	2.0%	0.2%	0.1%	-1.4%	-3.1%

Property cash NOI	$67,910	$68,839	$66,698	$69,016	$66,566
Observatory cash NOI	28,486	24,535	12,994	25,637	31,387
Lease termination fees	2,361	363	388	18,683	1,185

Total portfolio same store cash NOI	$98,757	$93,737	$80,080	$113,336	$99,138

Same Store Manhattan Office Portfolio (1)
Revenues	$130,214	$120,249	$123,290	$122,481	$121,657
Operating expenses	(68,516)	(60,152)	(62,665)	(60,919)	(62,464)

Same store property NOI	61,698	60,097	60,625	61,562	59,193
Straight-line rent	(5,319)	(4,163)	(5,408)	(5,037)	(4,068)
Above/below-market rent revenue amortization	(1,682)	(1,745)	(2,354)	(1,733)	(1,668)
Below-market ground lease amortization	1,957	1,958	1,958	1,958	1,957

Total same store property cash NOI - excluding lease termination fees	56,654	56,147	54,821	56,750	55,414
Lease termination fees	835	301	326	17,962	1,030

Total same store property cash NOI	$57,489	$56,448	$55,147	$74,712	$56,444

Same Store Greater New York Metropolitan Area Office Portfolio
Revenues	$18,137	$17,798	$18,045	$18,566	$18,397
Operating expenses	(9,373)	(8,784)	(8,927)	(8,839)	(9,069)

Same store property NOI	8,764	9,014	9,118	9,727	9,328
Straight-line rent	(42)	655	(124)	(516)	(1,014)
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Total same store property cash NOI - excluding lease termination fees	8,722	9,669	8,994	9,211	8,314
Lease termination fees	710	62	62	721	139

Total same store property cash NOI	$9,432	$9,731	$9,056	$9,932	$8,453

Same Store Standalone Retail Portfolio
Revenues	$4,282	$4,608	$4,681	$4,754	$4,610
Operating expenses	(1,935)	(1,890)	(1,926)	(1,807)	(1,854)

Same store property NOI	2,347	2,718	2,755	2,947	2,756
Straight-line rent	187	305	128	108	82
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Total same store property cash NOI - excluding lease termination fees	2,534	3,023	2,883	3,055	2,838
Lease termination fees	816	—	—	—	16

Total same store property cash NOI	$3,350	$3,023	$2,883	$3,055	$2,854

Note:

Includes 511,755 rentable square feet of retail space in the Company’s nine Manhattan office properties.

Third Quarter 2019 Net Operating Income (“NOI”), Initial Free Rent Burn-Off and Signed Leases Not Commenced (unaudited and dollars in thousands)

	Three Months Ended
Reconciliation of Net Income to NOI and Cash NOI	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Net income	$26,784	$18,930	$9,856	$39,781	$29,230
Add:
General and administrative expenses	14,421	15,998	14,026	13,673	13,148
Depreciation and amortization	44,260	44,821	46,098	46,682	42,475
Interest expense	19,426	20,597	20,689	20,849	20,658
Income tax expense (benefit)	1,338	611	(730)	1,312	2,135
Less:
Third-party management and other fees	(304)	(331)	(320)	(289)	(312)
Interest income	(2,269)	(3,899)	(3,739)	(3,452)	(3,485)

Net operating income	103,656	96,727	85,880	118,556	103,849

Straight-line rent	(5,174)	(3,203)	(5,404)	(5,445)	(5,000)
Above/below-market rent revenue amortization	(1,682)	(1,745)	(2,354)	(1,733)	(1,668)
Below-market ground lease amortization	1,957	1,958	1,958	1,958	1,957

Total cash NOI - including Observatory and lease termination income	98,757	93,737	80,080	113,336	99,138

Less: Observatory NOI	(28,486)	(24,535)	(12,994)	(25,637)	(31,387)
Less: lease termination income	(2,361)	(363)	(388)	(18,683)	(1,185)

Total property cash NOI - excluding Observatory and lease termination income	$67,910	$68,839	$66,698	$69,016	$66,566

Burn-off of Free Rent and Signed Leases Not Commenced

	Incremental Annual	Base Cash Rent Contributing to Cash NOI in the Following Years
Total Portfolio	Revenue	2019	2020	2021	2022
Commenced leases in free rent period	$24,785	$1,342	$20,448	$24,785	$24,785
Signed leases not commenced	20,830	46	7,330	16,606	19,605

Total	$45,615	$1,388	$27,778	$41,391	$44,390

Commenced leases in free rent period

	Square	Cash	Incremental Annual	Base Cash Rent Contributing to Cash NOI in the Following Years
	Feet	Rent Date	Revenue	2019		2020	2021	2022
Fourth quarter 2019 - 22 leases	181,145	Oct. 2019 - Dec. 2019	$8,292	$1,342	(1)	$8,292	$8,292	$8,292
First quarter 2020 - 4 leases	156,977	Jan. 2020 - Mar. 2020	7,280	—		6,359	7,280	7,280
Second quarter 2020 - 3 leases	133,264	Apr. 2020 - Jun. 2020	8,066	—		5,343	8,066	8,066
Third quarter 2020 - 2 leases	34,304	Jul. 2020 - Sept. 2020	1,147	—		454	1,147	1,147

			$24,785	$1,342		$20,448	$24,785	$24,785

Signed leases not commenced (“SLNC”)

	Square	Expected Base Rent Commencement		Incremental Annual	Base Cash Rent Contributing to Cash NOI in the Following Years
Tenant	Feet	GAAP	Cash	Revenue (2)	2019	2020	2021	2022
Distinguished Concerts International LLC	17,644	Oct. 2019	Jan. 2020	$1,180	$—	$1,170	$1,180	$1,180
Institutional Capital Network, Inc.	17,613	Oct. 2019	Jun. 2020	1,130	—	598	1,130	1,130
L’Occitane, Inc.	20,962	Dec. 2019	Jun. 2020	1,380	—	804	1,380	1,380
Kaplan Hecker & Fink LLP	26,997	Jun. 2020	Jul. 2020	1,140	—	498	1,140	1,140
Abrams Artists Agency LLC	25,294	Jan. 2020	Oct. 2020	1,850	—	404	1,850	1,850
Interdigital, Inc.	19,403	May 2020	Dec. 2020	1,340	—	108	1,340	1,340
First Republic Bank	14,430	Jan. 2021	Jul. 2021	2,040	—	—	1,017	2,040
LinkedIn Corporation:
LinkedIn Corporation	52,939	Apr. 2021	Sept. 2021	1,000	—	—	329	1,000
LinkedIn Corporation	52,666	Nov. 2021	Nov. 2021	900	—	—	150	900
LinkedIn Corporation	52,574	Jul. 2022	Jul. 2022	1,110	—	—	—	555
LinkedIn Corporation	30,283	Apr. 2023	Sept. 2023	670	—	—	—	—
Other SLNC	104,236	Oct. 2019 - Jun. 2020	Oct. 2019 - Dec. 2020	7,090	46	3,748	7,090	7,090

Total	435,041			$20,830	$46	$7,330	$16,606	$19,605

Notes:

(1)	As an example, the 2019 amount represents cash revenue contributing from the cash rent commencement date of October 2019 through December 2019. The full annual amount is realized in 2020.
(2)	Reflects new annual rent less annual rent from existing tenant in the space.

Third Quarter 2019 Property Summary - Leasing Activity by Quarter (unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Total Portfolio
Total leases executed	25	55	34	35	43
Weighted average lease term	10.7 years	6.4 years	8.3 years	10.5 years	9.8 years
Average free rent period	6.9 months	2.8 months	4.7 months	5.4 months	6.8 months

Office
Total square footage executed	374,256	228,346	300,408	241,978	353,686
Average cash rent psf - leases executed	$62.83	$59.13	$61.79	$62.44	$58.47
Previously escalated cash rents psf	$51.10	$51.72	$54.36	$49.69	$47.10
Percentage of new cash rent over previously escalated rents	23.0%	14.3%	13.7%	25.7%	24.1%

Retail
Total square footage executed	14,430	32,706	7,643	4,782	413
Average cash rent psf - leases executed	$141.68	$71.52	$109.54	$104.57	$65.03
Previously escalated cash rents psf	$104.66	$72.08	$106.84	$128.16	$63.22
Percentage of new cash rent over previously escalated rents	35.4%	(0.8%)	2.5%	(18.4%)	2.9%

Total Portfolio
Total square footage executed	388,686	261,052	308,051	246,760	354,099
Average cash rent psf - leases executed	$65.76	$61.25	$63.90	$63.57	$58.48
Previously escalated cash rents psf	$53.09	$54.58	$56.35	$51.32	$47.12
Percentage of new cash rent over previously escalated rents	23.9%	12.2%	13.4%	23.9%	24.1%

Leasing commission costs per square foot	$23.75	$15.61	$15.00	$26.07	$22.33
Tenant improvement costs per square foot	65.59	47.06	55.09	86.99	75.17

Total LC and TI per square foot (2)	$89.34	$62.67	$70.09	$113.06	$97.50

Occupancy	89.4%	90.2%	88.8%	88.8%	88.4%

Manhattan Office Portfolio (1)
Total leases executed	18	40	30	28	37

Office - New Leases
Total square footage executed	266,769	119,235	153,506	204,999	281,844
Average cash rent psf - leases executed	$71.36	$65.08	$63.74	$64.82	$61.84
Previously escalated cash rents psf	$53.83	$53.26	$52.65	$49.85	$48.56
Percentage of new cash rent over previously escalated rents	32.6%	22.2%	21.1%	30.0%	27.3%

Office - Renewal Leases
Total square footage executed	18,826	56,211	131,304	13,547	33,212
Average cash rent psf - leases executed	$53.83	$62.37	$62.51	$60.75	$53.77
Previously escalated cash rents psf	$53.64	$55.88	$58.55	$56.55	$46.90
Percentage of new cash rent over previously escalated rents	0.4%	11.6%	6.8%	7.4%	14.7%

Retail - New and Renewal Leases
Total square footage executed	14,430	3,711	1,998	862	413
Average cash rent psf - leases executed	$141.68	$405.41	$80.00	$78.30	$65.03
Previously escalated cash rents psf	$104.66	$317.25	$73.73	$78.30	$63.22
Percentage of new cash rent over previously escalated rents	35.4%	27.8%	8.5%	0.0%	2.9%

Total Manhattan Office Portfolio
Total square footage executed	300,025	179,157	286,808	219,408	315,469
Average cash rent psf - leases executed	$73.64	$71.28	$63.29	$64.62	$61.00
Previously escalated cash rents psf	$56.26	$59.55	$55.50	$50.38	$48.40
Percentage of new cash rent over previously escalated rents	30.9%	19.7%	14.0%	28.3%	26.0%

Leasing commission costs per square foot	$28.93	$20.53	$14.50	$27.50	$24.23
Tenant improvement costs per square foot	78.31	56.60	54.18	90.85	79.42

Total LC and TI per square foot (2)	$107.24	$77.13	$68.68	$118.35	$103.65

Occupancy	89.6%	90.6%	88.9%	88.9%	88.3%

Third Quarter 2019 Property Summary - Leasing Activity by Quarter - (Continued) (unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019		March 31, 2019	December 31, 2018	September 30, 2018
Greater New York Metropolitan Area Office Portfolio
Total leases executed	7	12		3	6	6

Total square footage executed	88,661	52,900		15,598	23,432	38,630
Average cash rent psf - leases executed	$39.08	$42.30		$36.60	$42.59	$37.92
Previously escalated cash rents psf	$42.36	$43.82		$35.78	$44.30	$36.63
Percentage of new cash rent over previously escalated rents	(7.7%)	(3.5%)		2.3%	(3.9%)	3.5%

Leasing commission costs per square foot	$6.22	$6.05		$15.32	$11.32	$6.81
Tenant improvement costs per square foot	22.53	37.37		77.21	50.30	40.47

Total LC and TI per square foot (2)	$28.75	$43.42		$92.53	$61.62	$47.28

Occupancy	88.0%	87.8%		87.8%	87.6%	88.3%

Standalone Retail Portfolio
Total leases executed	—	3		1	1	—

Total square footage executed	—	28,995		5,645	3,920	—
Average cash rent psf - leases executed	$—	$28.78		$120.00	$110.34	$—
Previously escalated cash rents psf	$—	$40.70		$118.56	$139.12	$—
Percentage of new cash rent over previously escalated rents	0.0%	(29.3	%) (3)	1.2%	(20.7%)	0.0%

Leasing commission costs per square foot	$—	$2.68		$39.08	$34.10	$—
Tenant improvement costs per square foot	—	5.79		40.00	90.00	—

Total LC and TI per square foot (2)	$—	$8.47		$79.08	$124.10	$—

Occupancy	93.7%	93.7%		94.4%	94.4%	94.4%

Notes:

(1)	Includes 511,755 rentable square feet of retail space in the Company’s nine Manhattan office properties.
(2)

Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they were actually paid.

(3)

Includes the renewal of two parking garages comprising 27,143 of rentable square feet. These below grade spaces have market rents considerably lower than the Company’s typical street grade retail and drove the negative spread for the quarter.

Third Quarter 2019 Total Portfolio Expirations and Vacates Summary (unaudited and in square feet)

	Actual	Forecast (1)	Forecast (1)
	Three Months Ended		Three Months Ended
Total Portfolio (2)	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020	Full Year 2020	Full Year 2021
Total expirations	205,966	311,050	80,955	369,209	162,676	169,867	782,707	694,112
Less: broadcasting	(2,528)	(2,528)	(611)	(309)	—	(753)	(1,673)	(1,049)

Office and retail expirations	203,438	308,522	80,344	368,900	162,676	169,114	781,034	693,063

Renewal & relocations (3)	56,613	69,323	7,090	59,843	18,766	42,718	128,417	164,149
Short-term renewals (4)	5,384	—	—	—	—	—	—	—
New leases (5)	11,718	55,414	12,123	171,863	7,823	3,162	194,971	19,882
Tenant vacates (6)	78,236	145,320	33,127	91,167	36,589	40,892	201,775	178,944
Intentional vacates (7)	51,487	38,465	21,417	31,037	14,083	—	66,537	10,590
Holdover (8)	—	—	—	—	—	—	—	—
Unknown (9)	—	—	6,587	14,990	85,415	82,342	189,334	319,498

Total Portfolio expirations and vacates	203,438	308,522	80,344	368,900	162,676	169,114	781,034	693,063

Manhattan Office Portfolio
Total expirations	162,769	144,036	56,863	251,369	153,634	132,998	594,864	425,962
Less: broadcasting	(2,528)	(2,528)	(611)	(309)	—	(753)	(1,673)	(1,049)

Office expirations	160,241	141,508	56,252	251,060	153,634	132,245	593,191	424,913

Renewal & relocations (3)	18,145	31,517	4,908	33,768	14,866	9,058	62,600	20,995
Short-term renewals (4)	5,384	—	—	—	—	—	—	—
New leases (5)	11,718	55,414	12,123	164,549	7,823	3,162	187,657	19,882
Tenant vacates (6)	76,189	16,354	31,127	17,214	31,447	40,892	120,680	128,198
Intentional vacates (7)	48,805	38,223	3,984	20,668	14,083	—	38,735	10,590
Holdover (8)	—	—	—	—	—	—	—	—
Unknown (9)	—	—	4,110	14,861	85,415	79,133	183,519	245,248

Total expirations and vacates	160,241	141,508	56,252	251,060	153,634	132,245	593,191	424,913

Greater New York Metropolitan Area Office Portfolio
Office expirations	36,035	163,999	6,659	104,037	5,542	27,304	143,542	237,772

Renewal & relocations (3)	33,988	35,033	2,182	22,770	400	25,766	51,118	139,218
Short-term renewals (4)	—	—	—	—	—	—	—	—
New leases (5)	—	—	—	7,314	—	—	7,314	—
Tenant vacates (6)	2,047	128,966	2,000	73,953	5,142	—	81,095	42,347
Intentional vacates (7)	—	—	—	—	—	—	—	—
Holdover (8)	—	—	—	—	—	—	—	—
Unknown (9)	—	—	2,477	—	—	1,538	4,015	56,207

Total expirations and vacates	36,035	163,999	6,659	104,037	5,542	27,304	143,542	237,772

Retail Portfolio
Retail expirations	7,162	3,015	17,433	13,803	3,500	9,565	44,301	30,378

Renewal & relocations (3)	4,480	2,773	—	3,305	3,500	7,894	14,699	3,936
Short-term renewals (4)	—	—	—	—	—	—	—	—
New leases (5)	—	—	—	—	—	—	—	—
Tenant vacates (6)	—	—	—	—	—	—	—	8,399
Intentional vacates (7)	2,682	242	17,433	10,369	—	—	27,802	—
Holdover (8)	—	—	—	—	—	—	—	—
Unknown (9)	—	—	—	129	—	1,671	1,800	18,043

Total expirations and vacates	7,162	3,015	17,433	13,803	3,500	9,565	44,301	30,378

Notes:

(1)

These forecasts, which are subject to change, are based on management’s expectations, including, among other things, discussions with and other information provided by tenants as well as management’s analyses of past historical trends.

(2)

Any lease on month to month or short-term will re-appear in “Actual” in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. “Forecast” avoids double counting.

(3)

For forecasted periods, “Renewals” assume tenants renew their existing leases in all or a portion of their current spaces, and “Relocations” assume tenants move within a building or within the Company’s portfolio.

(4)	Represents tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2019.
(5)

For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. The lease commencement dates are provided on page 6. There may be downtime between the lease expiration and the new lease commencement.

(6)	For forecasted periods, “Tenant Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option.
(7)

For forecasted periods, “Intentional Vacates” assumes the Company decides not to renew tenant at the end of their existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.

(8)

Holdover represents a tenant that remains in its space, paying rent after the expiration of its lease, but is not anticipated to continue doing so on a monthly basis. These tenants may reappear in forecast periods in 2019.

(9)

For forecasted periods, “Unknown” represents tenants’ existing leases which do not fall into any of the above categories: Renewals & Relocations, New Leases, Tenant Vacates or Intentional Vacates and tenants’ whose intention is unknown.

Third Quarter 2019 Property Detail (unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2)	Annualized Rent (3)	Annualized Rent per Occupied Square Foot (4)	Number of Leases (5)
Manhattan Office Properties - Office
The Empire State Building (6)	Penn Station -Times Sq. South	2,711,163	94.4%	$152,085,148	$59.45	169
One Grand Central Place	Grand Central	1,249,360	87.5%	63,847,625	58.43	197
1400 Broadway (8)	Penn Station -Times Sq. South	914,311	90.3%	43,927,959	53.20	25
111 West 33rd Street (9)	Penn Station -Times Sq. South	641,067	89.1%	33,998,809	59.51	21
250 West 57th Street	Columbus Circle - West Side	471,414	74.9%	21,558,659	61.06	46
501 Seventh Avenue	Penn Station -Times Sq. South	461,653	82.2%	18,642,556	49.12	29
1359 Broadway	Penn Station -Times Sq. South	455,849	97.5%	24,427,201	54.99	33
1350 Broadway (10)	Penn Station -Times Sq. South	371,876	87.6%	19,107,249	58.69	56
1333 Broadway	Penn Station -Times Sq. South	292,835	80.3%	12,164,098	51.75	9

Manhattan Office Properties - Office		7,569,528	89.6%	389,759,304	57.44	585

Manhattan Office Properties - Retail
The Empire State Building (7)	Penn Station -Times Sq. South	104,862	69.5%	13,523,529	185.68	13
One Grand Central Place	Grand Central	68,732	79.0%	6,427,789	118.37	13
1400 Broadway (8)	Penn Station -Times Sq. South	20,418	77.4%	2,049,950	129.64	8
112 West 34th Street (9)	Penn Station -Times Sq. South	90,132	100.0%	22,651,620	251.32	4
250 West 57th Street	Columbus Circle - West Side	67,927	100.0%	10,315,884	151.87	8
501 Seventh Avenue	Penn Station -Times Sq. South	33,403	96.7%	2,130,844	65.99	9
1359 Broadway	Penn Station -Times Sq. South	27,506	100.0%	2,336,796	84.96	6
1350 Broadway (10)	Penn Station -Times Sq. South	31,774	95.6%	7,126,817	234.52	5
1333 Broadway	Penn Station -Times Sq. South	67,001	100.0%	9,147,032	136.52	4

Manhattan Office Properties - Retail		511,755	89.5%	75,710,261	165.24	70

Sub-Total/Weighted Average
Manhattan Office Properties - Office and Retail		8,081,283	89.6%	465,469,565	64.26	655

Greater New York Metropolitan Area Office Properties
First Stamford Place (11)	Stamford, CT	779,067	88.7%	30,220,642	43.74	45
Metro Center	Stamford, CT	287,833	82.9%	14,751,826	61.83	22
383 Main Avenue	Norwalk, CT	260,600	90.5%	7,510,750	31.85	22
500 Mamaroneck Avenue	Harrison, NY	287,600	81.4%	7,123,529	30.42	28
10 Bank Street	White Plains, NY	232,517	97.3%	8,094,542	35.78	35

Sub-Total/Weighted Average Greater New York Metropolitan Area Office Properties		1,847,617	88.0%	67,701,289	41.65	152

Standalone Retail Properties
10 Union Square	Union Square	58,007	97.2%	6,493,465	115.14	12
1542 Third Avenue	Upper East Side	56,250	100.0%	4,151,047	73.80	4
1010 Third Avenue	Upper East Side	44,662	100.0%	3,612,691	80.89	2
77 West 55th Street	Midtown	25,388	100.0%	2,634,486	103.77	3
69-97 Main Street	Westport, CT	16,958	32.7%	728,857	131.54	2
103-107 Main Street	Westport, CT	4,330	100.0%	727,876	168.10	1

Sub-Total/Weighted Average Standalone Retail Properties		205,595	93.7%	18,348,421	95.28	24

Portfolio Total		10,134,495	89.4%	$551,519,275	$60.86	831

Total/Weighted Average Office Properties		9,417,145	89.3%	$457,460,593	$54.39	737
Total/Weighted Average Retail Properties		717,350	90.7%	94,058,682	144.54	94

Portfolio Total		10,134,495	89.4%	$551,519,275	$60.86	831

Notes:

(1)

Excludes (i) 175,532 square feet of space across the Company’s portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.

(2)	Based on leases signed and commenced as of September 30, 2019.
(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents annualized rent under leases commenced as of September 30, 2019 divided by occupied square feet.
(5)

Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.

(6)	Includes 37,192 rentable square feet of space leased by the Company’s broadcasting tenants.
(7)	Includes 5,300 rentable square feet of space leased by WDFG North America, a licensee of the Company’s observatory.
(8)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 44 years (expiring December 31, 2063).
(9)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 58 years (expiring May 31, 2077).
(10)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 31 years (expiring July 31, 2050).
(11)	First Stamford Place consists of three buildings.

Third Quarter 2019 Tenant Lease Expirations (unaudited)

Total Lease Expirations	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	845,044	8.3%	$—	0.0%	$—
Signed leases not commenced	27	227,660	2.2%	—	0.0%	—
3Q 2019 (4)	11	27,840	0.3%	1,871,935	0.3%	67.24
4Q 2019	47	311,050	3.1%	14,992,398	2.7%	48.20

Total 2019	58	338,890	3.3%	16,864,333	3.1%	49.76
1Q 2020	24	80,955	0.8%	5,085,192	0.9%	62.82
2Q 2020	43	369,209	3.6%	20,520,952	3.7%	55.58
3Q 2020	31	162,676	1.6%	9,507,473	1.7%	58.44
4Q 2020	25	169,867	1.7%	10,116,763	1.8%	59.56

Total 2020	123	782,707	7.7%	45,230,380	8.2%	57.79
2021	104	694,112	6.8%	40,061,236	7.3%	57.72
2022	109	582,158	5.7%	36,994,979	6.7%	63.55
2023	82	679,551	6.7%	41,818,259	7.6%	61.54
2024	82	790,284	7.8%	47,380,941	8.6%	59.95
2025	62	423,287	4.2%	30,591,814	5.5%	72.27
2026	54	744,686	7.3%	40,941,973	7.4%	54.98
2027	45	534,008	5.3%	31,898,054	5.8%	59.73
2028	25	996,134	9.8%	54,597,325	9.9%	54.81
Thereafter	87	2,495,974	24.9%	165,139,981	29.9%	66.16

Total	858	10,134,495	100.0%	$551,519,275	100.0%	$60.86

Manhattan Office Properties (5)
Available	—	600,202	7.9%	$—	0.0%	$—
Signed leases not commenced	19	183,932	2.4%	—	0.0%	—
3Q 2019 (4)	8	10,241	0.1%	584,696	0.2%	57.09
4Q 2019	34	144,036	1.9%	7,567,980	1.9%	52.54

Total 2019	42	154,277	2.0%	8,152,676	2.1%	52.54
1Q 2020	18	56,863	0.8%	3,436,176	0.9%	60.43
2Q 2020	31	251,369	3.3%	13,948,718	3.6%	55.49
3Q 2020	27	153,634	2.0%	8,632,560	2.2%	56.19
4Q 2020	19	132,998	1.8%	7,076,705	1.8%	53.21

Total 2020	95	594,864	7.9%	33,094,159	8.5%	55.63
2021	64	425,962	5.6%	23,973,823	6.2%	56.28
2022	80	392,252	5.2%	23,026,502	5.9%	58.70
2023	59	504,660	6.7%	29,244,170	7.5%	57.95
2024	60	557,066	7.4%	32,196,698	8.3%	57.80
2025	40	267,557	3.5%	15,999,586	4.1%	59.80
2026	36	560,061	7.4%	31,786,253	8.2%	56.75
2027	33	403,909	5.3%	22,726,179	5.8%	56.27
2028	16	923,632	12.2%	51,068,330	13.1%	55.29
Thereafter	60	2,001,154	26.5%	118,490,927	30.3%	59.21

Total Manhattan office properties	604	7,569,528	100.0%	$389,759,304	100.0%	$57.44

Notes:

(1)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(2)

Excludes (i) 175,532 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of September 30, 2019 and expire on September 30, 2019.
(5)	Excludes (i) retail space in the Company’s Manhattan office properties and (ii) the Empire State Building broadcasting licenses and observatory operations.

Third Quarter 2019 Tenant Lease Expirations (unaudited)

Greater New York Metropolitan Area Office Properties	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	204,097	11.0%	$—	0.0%	$—
Signed leases not commenced	4	17,881	1.0%	—	0.0%	—
3Q 2019 (4)	1	13,452	0.7%	535,487	0.8%	39.81
4Q 2019	11	163,999	8.9%	6,068,819	9.0%	37.01

Total 2019	12	177,451	9.6%	6,604,306	9.8%	37.22
1Q 2020	5	6,659	0.4%	310,348	0.5%	46.61
2Q 2020	8	104,037	5.6%	5,809,624	8.6%	55.84
3Q 2020	3	5,542	0.3%	229,834	0.3%	41.47
4Q 2020	4	27,304	1.5%	1,199,972	1.8%	43.95

Total 2020	20	143,542	7.8%	7,549,778	11.2%	52.60
2021	32	238,070	12.9%	11,011,903	16.3%	46.25
2022	20	131,159	7.1%	5,007,752	7.4%	38.18
2023	13	120,187	6.5%	5,596,372	8.3%	46.56
2024	11	204,943	11.1%	9,049,100	13.4%	44.15
2025	15	122,735	6.6%	3,943,026	5.8%	32.13
2026	9	109,944	6.0%	3,824,674	5.6%	34.79
2027	7	73,833	4.0%	2,789,669	4.1%	37.78
2028	5	64,515	3.5%	2,311,764	3.4%	35.83
Thereafter	8	239,260	12.9%	10,012,946	14.8%	41.85

Total greater New York metropolitan area office properties	156	1,847,617	100.0%	$67,701,289	100.0%	$41.65

Retail Properties
Available	—	40,745	5.7%	$—	0.0%	$—
Signed leases not commenced	4	25,847	3.6%	—	0.0%	—
3Q 2019 (4)	2	4,147	0.6%	751,752	0.8%	181.28
4Q 2019	2	3,015	0.4%	1,355,599	1.4%	449.62

Total 2019	4	7,162	1.0%	2,107,351	2.2%	294.24
1Q 2020	1	17,433	2.4%	1,338,668	1.4%	76.79
2Q 2020	4	13,803	1.9%	762,610	0.8%	55.25
3Q 2020	1	3,500	0.5%	645,079	0.7%	184.31
4Q 2020	2	9,565	1.3%	1,840,086	2.0%	192.38

Total 2020	8	44,301	6.2%	4,586,443	4.9%	103.53
2021	8	30,080	4.2%	5,075,510	5.4%	168.73
2022	9	58,747	8.2%	8,960,725	9.5%	152.53
2023	10	54,704	7.6%	6,977,717	7.4%	127.55
2024	11	28,275	3.9%	6,135,143	6.5%	216.98
2025	7	32,995	4.6%	10,649,202	11.3%	322.75
2026	9	74,681	10.4%	5,331,046	5.7%	71.38
2027	5	56,266	7.8%	6,382,206	6.8%	113.43
2028	4	7,987	1.1%	1,217,231	1.3%	152.40
Thereafter	19	255,560	35.7%	36,636,108	39.0%	143.36

Total retail properties	98	717,350	100.0%	$94,058,682	100.0%	$144.54

Notes:

(1)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(2)

Excludes (i) 175,532 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 69,789 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of September 30, 2019 and expire on September 30, 2019.
(5)	Represents two license agreements.

Third Quarter 2019 Tenant Lease Expirations (unaudited)

Empire State Building Office (1)	Number of Leases Expiring (2)	Rentable Square Feet Expiring (3)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (4) (5)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	101,159	3.7%	$—	0.0%	$—
Signed leases not commenced	6	51,872	1.9%	—	0.0%	—
3Q 2019 (6)	—	—	0.0%	—	0.0%	—
4Q 2019	8	33,255	1.2%	1,705,774	1.1%	51.29

Total 2019	8	33,255	1.2%	1,705,774	1.1%	51.29
1Q 2020	4	11,792	0.4%	732,862	0.5%	62.15
2Q 2020	9	197,973	7.3%	10,709,393	7.0%	54.10
3Q 2020	8	38,636	1.4%	2,316,700	1.5%	59.96
4Q 2020	7	58,837	2.2%	3,550,691	2.3%	60.35

Total 2020	28	307,238	11.3%	17,309,646	11.4%	56.34
2021	17	97,780	3.6%	5,752,469	3.8%	58.83
2022	22	114,179	4.2%	7,142,129	4.7%	62.55
2023	19	100,390	3.7%	6,624,358	4.4%	65.99
2024	17	220,522	8.1%	13,672,410	9.0%	62.00
2025	11	78,396	2.9%	4,545,388	3.0%	57.98
2026	10	132,344	4.9%	8,221,791	5.4%	62.12
2027	8	29,184	1.1%	1,734,254	1.1%	59.42
2028	4	545,713	20.1%	30,765,395	20.2%	56.38
Thereafter	25	899,131	33.3%	54,611,534	35.9%	60.74

Total Empire State Building office	175	2,711,163	100.0%	$152,085,148	100.0%	$59.45

Empire State Building Broadcasting Licenses and Leases	Annualized Base Rent (7)	Annualized Expense Reimbursements	Annualized Rent (4)	Percent of Annualized Rent
3Q 2019 (6)	31,710	12,476	44,186	0.3%
4Q 2019	—	—	—	0.0%

Total 2019	31,710	12,476	44,186	0.3%
1Q 2020	629,656	70,970	700,626	4.8%
2Q 2020	137,188	27,182	164,370	1.1%
3Q 2020	—	—	—	0.0%
4Q 2020	99,320	31,248	130,568	0.9%

Total 2020	866,164	129,400	995,564	6.8%
2021	55,685	98,355	154,040	1.1%
2022	1,617,907	414,558	2,032,465	14.0%
2023	82,480	24,933	107,413	0.7%
2024	65,000	36,667	101,667	0.7%
2025	1,533,492	183,939	1,717,431	11.8%
2026	807,668	83,571	891,239	6.1%
2027	787,969	76,989	864,958	5.9%
2028	248,614	15,362	263,976	1.8%
Thereafter	6,501,770	886,475	7,388,245	50.7%

Total Empire State Building broadcasting licenses and leases	$12,598,459	$1,962,725	$14,561,184	100.0%

Notes:

(1)	Excludes retail space, broadcasting licenses and observatory operations
(2)	If a lease has two different expiration dates, it is considered to be two leases (for the purpose of lease count and square footage).
(3)	Excludes 25,937 rentable square feet of space attributable to building management use.
(4)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5)

Includes approximately $4.6 million of annualized rent related to physical space occupied by broadcasting tenants for their broadcasting operations. Does not include license fees charged to broadcasting tenants.

(6)	Represents leases that are included in occupancy as of September 30, 2019 and expire on September 30, 2019.
(7)	Represents license fees for the use of the Empire State Building mast and base rent for physical space occupied by broadcasting tenants.

Third Quarter 2019 20 Largest Tenants and Portfolio Tenant Diversification by Industry (unaudited)

20 Largest Tenants	Property	Lease Expiration (1)	Weighted Average Remaining Lease Term(2)	Total Occupied Square Feet (3)	Percent of Portfolio Rentable Square Feet (4)	Annualized Rent (5)	Percent of Portfolio Annualized Rent (6)
1. Global Brands Group	ESB, 1333 B’Way	Oct. 2023 - Oct. 2028	8.4 years	668,942	6.4%	$36,313,742	6.6%
2. LinkedIn	ESB	Aug. 2036	16.9 years	312,947	3.0%	18,434,225	3.3%
3. Coty	ESB	Apr. 2020 - Jan. 2030	5.6 years	312,471	3.0%	17,501,397	3.2%
4. PVH Corp.	501 Seventh Avenue	Oct. 2028	9.0 years	237,281	2.3%	11,716,228	2.1%
5. Sephora	112 West 34th Street	Jan. 2029	9.3 years	11,334	0.1%	10,468,996	1.9%
6. Li & Fung	1359 Broadway	Oct. 2021 - Oct. 2027	4.5 years	149,436	1.4%	7,605,086	1.4%
7. Signature Bank	1333 & 1400 Broadway	Apr. 2035	15.1 years	124,884	1.2%	7,540,459	1.4%
8. Urban Outfitters	1333 Broadway	Sept. 2029	10.0 years	56,730	0.5%	7,196,283	1.3%
9. Macy’s	111 West 33rd Street	May 2030	10.6 years	131,117	1.3%	7,157,511	1.3%
10. Federal Deposit Insurance Corp.	ESB	Dec. 2024	5.3 years	119,226	1.1%	6,837,182	1.2%
11. HNTB Corporation	ESB	Feb. 2029	9.4 years	105,143	1.0%	6,666,632	1.2%
12. Duane Reade	ESB, 1350 B’Way, 250 West 57th	Feb. 2021 - Sept. 2027	4.8 years	47,541	0.5%	6,663,966	1.2%
13. The Interpublic Group of Co’s, Inc.	111 West 33rd St & 1400 B’way	Jul. 2024 - Feb. 2025	5.0 years	124,884	1.2%	6,443,584	1.2%
14. Footlocker	112 West 34th Street	Sept. 2031	12.0 years	34,192	0.3%	6,276,836	1.1%
15. Legg Mason	First Stamford Place	Sept. 2024	5.0 years	137,583	1.3%	6,270,544	1.1%
16. Fragomen	1400 Broadway	Feb. 2035	15.4 years	107,680	1.0%	5,922,400	1.1%
17. WDFG North America	ESB	Dec. 2025	6.3 years	5,300	0.1%	5,833,702	1.1%
18. Shutterstock	ESB	Apr. 2029	9.6 years	104,386	1.0%	5,560,875	1.0%
19. The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	10.1 years	86,492	0.8%	5,390,818	1.0%
20. ASCAP	250 West 57th Street	Aug. 2034	14.9 years	87,943	0.8%	5,345,814	1.0%

Total				2,965,512	28.3%	$191,146,280	34.7%

Notes:

(1)	Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2)	Represents the weighted average lease term, based on annualized rent.
(3)	Based on leases signed and commenced as of September 30, 2019.
(4)	Represents the percentage of rentable square feet of the Company’s office and retail portfolios in the aggregate.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents the percentage of annualized rent of the Company’s office and retail portfolios in the aggregate.

Portfolio Tenant Diversification by Industry (based on annualized rent)

Third Quarter 2019 Capital Expenditures and Redevelopment Program and Leasing Opportunity (unaudited and dollars in thousands)

	Three Months Ended
Capital expenditures	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Tenant improvements - first generation	$17,639	$17,255	$19,142	$26,079	$21,229
Tenant improvements - second generation	8,734	10,513	9,028	7,963	10,069
Leasing commissions - first generation	574	4,742	1,276	4,533	4,813
Leasing commissions - second generation	2,651	3,016	1,869	2,845	2,576
Building improvements - first generation	10,988	12,910	11,022	10,085	18,418
Building improvements - second generation	4,931	6,296	4,840	8,624	2,279
Observatory capital project (1)	18,185	14,539	13,789	12,750	14,507

Total	$63,702	$69,271	$60,966	$72,879	$73,891

Note:

(1)	Total Observatory capital project spent-to-date was $137.8 million as of September 30, 2019.

Tenant space redevelopment by square feet (2) (3)

•	Future redevelopment (Empire State Building) - 170,000 square feet

•	Future redevelopment (other Manhattan properties) - 400,000 square feet

•	Redevelopment completed - 7,400,000 square feet

Inventory of vacant space (2)

•	Developed - 540,000 square feet, 90%

•	Undeveloped - 60,000 square feet, 10%

Inventory of undeveloped space (2)

•	Vacant - 60,000 square feet, 10%

•	Expires in 2019 - 50,000 square feet, 9%

•	Expires in 2020 and thereafter - 460,000 square feet, 81%

Developed 20,000 square feet in the third quarter 2019 and 90,000 square feet through September 30, 2019.

Leasing Opportunity - Inventory of Current Vacant Space as of September 30, 2019 (in square feet)

Total Portfolio vacant space	1,073,000

Signed leases not commenced (“SLNC”):
Manhattan Office Properties SLNC	184,000
Greater New York Office Properties SLNC	18,000
Retail Properties SLNC	26,000
Redeveloped Manhattan Office space	472,000
Greater New York Office Properties space	204,000
Retail Properties space	41,000
Undeveloped Manhattan Office space	33,000
Space held off market	48,000
Other	47,000

Total	1,073,000

Development of Space Expected to Vacate from September 30, 2019 through December 31, 2019 (in square feet)

	Expected Vacates	2019	2020	2021	Thereafter
Tenant Vacates
Developed	16,354
Undeveloped space to be developed	—	—	—	—	—

	16,354

Intentional Vacates
Developed	17,253
Undeveloped space to be developed	21,212	—	21,212	—	—

	38,465

Notes:

(2)	These estimates are based on the Company’s current budgets and are subject to change.
(3)

Redevelopment program is for the Manhattan office assets only. Square footage based on market measurement. Developed space includes space that has been demolished and completed asbestos abatement and available for lease up or ready to be prebuilt. Permanent building use spaces, amenity spaces and broadcasting spaces are excluded.

Third Quarter 2019 Observatory Summary (unaudited and dollars in thousands)

		Three Months Ended
Observatory NOI	Twelve Months to Date	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Observatory revenue (1)	$125,575	$37,575	$32,895	$20,569	$34,536	$40,241
Observatory expenses	33,923	9,089	8,360	7,575	8,899	8,854

NOI	91,652	28,486	24,535	12,994	25,637	31,387
Intercompany rent expense (2)	79,352	23,242	21,491	14,021	20,598	23,805

NOI after intercompany rent	$12,300	$5,244	$3,044	$(1,027)	$5,039	$7,582

Observatory Metrics
Number of visitors (3)		1,042,000	968,000	601,000	945,000	1,167,000
Change in visitors year over year		(10.7%)	(7.7%)	(6.7%)	(4.6%)	(5.6%)
Number of bad weather days (“BWD”) (4)		12	24	15	19	11
102nd floor revenue (5)		$—	$—	$180	$2,388	$3,066

Notes:

(1)

Observatory revenues include the fixed license fee received from WDFG North America, the Observatory gift shop operator. For the three months ended September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018 and September 30, 2018, the fixed license fee was $1,453, $1,453, $1,453, $1,411, and $1,411, respectively.

(2)	The observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.
(5)

Reflects revenues derived from the 102nd floor observatory. This revenue is included in total observatory revenues above and will be disclosed separately throughout the duration of the observatory capital improvement program.

Annual Observatory Revenues 2014 to 2018

Third Quarter 2019 Condensed Consolidated Balance Sheets (unaudited and dollars in thousands)

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Assets
Commercial real estate properties, at cost:
Land	$201,196	$201,196	$201,196	$201,196	$201,196
Development costs	7,989	7,987	7,987	7,987	7,987
Building and improvements	2,830,353	2,784,472	2,727,497	2,675,303	2,616,772

	3,039,538	2,993,655	2,936,680	2,884,486	2,825,955
Less: accumulated depreciation	(829,495)	(809,197)	(777,794)	(747,304)	(718,959)

Commercial real estate properties, net	2,210,043	2,184,458	2,158,886	2,137,182	2,106,996
Cash and cash equivalents	293,710	375,335	242,910	204,981	229,745
Restricted cash	36,609	38,043	61,766	65,832	54,356
Short term investments	—	150,000	350,000	400,000	400,000
Tenant and other receivables, net	29,287	31,264	22,052	29,437	31,342
Deferred rent receivables, net	214,685	209,510	206,307	200,903	195,455
Prepaid expenses and other assets	41,927	60,818	37,766	64,345	50,663
Deferred costs, net	223,698	228,782	233,382	241,223	244,441
Acquired below-market ground leases, net	354,524	356,482	358,440	360,398	362,355
Right of use assets	29,355	29,404	29,452	—	—
Goodwill	491,479	491,479	491,479	491,479	491,479

Total assets	$3,925,317	$4,155,575	$4,192,440	$4,195,780	$4,166,832

Liabilities and Equity
Mortgage notes payable, net	$606,313	$607,072	$607,823	$608,567	$609,299
Senior unsecured notes, net	798,347	1,047,939	1,047,078	1,046,219	1,045,362
Unsecured term loan facility, net	264,517	264,394	264,271	264,147	264,023
Unsecured revolving credit facility	—	—	—	—	—
Accounts payable and accrued expenses	143,201	131,842	127,986	130,676	128,340
Acquired below-market leases, net	42,655	45,651	48,731	52,450	55,662
Ground lease liabilties	29,355	29,404	29,452	—	—
Deferred revenue and other liabilities	68,742	48,858	43,339	44,810	32,175
Tenants’ security deposits	31,841	32,383	56,559	57,802	42,520

Total liabilities	1,984,971	2,207,543	2,225,239	2,204,671	2,177,381
Total equity	1,940,346	1,948,032	1,967,201	1,991,109	1,989,451

Total liabilities and equity	$3,925,317	$4,155,575	$4,192,440	$4,195,780	$4,166,832

Third Quarter 2019 Condensed Consolidated Statements of Income (unaudited and in thousands, except per share amounts)

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Revenues
Rental revenue (1)	$150,225	$141,071	$143,417	$123,261	$123,621
Tenant expense reimbursement	—	—	—	19,746	18,627
Observatory revenue	37,575	32,895	20,569	34,536	40,241
Lease termination fees	2,361	363	388	18,683	1,185
Third party management and other fees	304	331	320	289	312
Other revenue and fees	2,408	1,584	2,599	2,794	2,416

Total revenues	192,873	176,244	167,293	199,309	186,402

Operating expenses
Property operating expenses	47,894	40,227	42,955	41,004	42,772
Ground rent expenses	2,331	2,332	2,331	2,332	2,331
General and administrative expenses	14,421	15,998	14,026	13,673	13,148
Observatory expenses	9,089	8,360	7,575	8,899	8,854
Real estate taxes	29,599	28,267	28,232	28,229	28,284
Depreciation and amortization	44,260	44,821	46,098	46,682	42,475

Total operating expenses	147,594	140,005	141,217	140,819	137,864

Total operating income	45,279	36,239	26,076	58,490	48,538

Other income (expense)
Interest income	2,269	3,899	3,739	3,452	3,485
Interest expense	(19,426)	(20,597)	(20,689)	(20,849)	(20,658)

Income before income taxes	28,122	19,541	9,126	41,093	31,365
Income tax (expense) benefit	(1,338)	(611)	730	(1,312)	(2,135)

Net income	26,784	18,930	9,856	39,781	29,230
Perpetual preferred unit distributions	(234)	(234)	(234)	(234)	(234)
Net income attributable to non-controlling interests	(10,668)	(7,609)	(3,945)	(16,705)	(12,654)

Net income attributable to common stockholders	$15,882	$11,087	$5,677	$22,842	$16,342

Weighted average common shares outstanding
Basic	178,352	176,796	175,850	171,829	167,657

Diluted	298,151	298,131	298,049	297,492	297,478

Net income per share attributable to common stockholders
Basic and diluted	$0.09	$0.06	$0.03	$0.13	$0.10

Dividends per share	$0.105	$0.105	$0.105	$0.105	$0.105

Notes:

(1)

The Company adopted Financial Accounting Standards Board Topic 842, Lease Accounting, using the modified retrospective approach on January 1, 2019 and elected to apply the transition provisions of the standard at adoption. As such, the prior period amounts presented under ASC 840 were not restated to conform with the 2019 presentation. The Company adopted the practical expedient in Topic 842, which allows the Company to avoid separating lease and non-lease rental income. Consequently, all rental income earned pursuant to tenant leases in 2019 is reflected as one category, “Rental Revenue,” in the 2019 consolidated statements of income.

The following table reflects the components of 2019 rental revenue.

	September 30, 2019	June 30, 2019	March 31, 2019
Rental Revenue
Base rent	$129,098	$125,170	$126,634
Billed tenant expense reimbursement	21,127	15,901	16,783

Total rental revenue	$150,225	$141,071	$143,417

The Company believes the preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

Third Quarter 2019

Funds from Operations (“FFO”), Modified Funds From Operations (“Modified FFO”), Core Funds

from Operations (“Core FFO”), Core Funds Available for Distribution (“Core FAD”) and EBITDA

(unaudited and in thousands, except per share amounts)

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Reconciliation of Net Income to FFO, Modified FFO and Core FFO
Net Income	$26,784	$18,930	$9,856	$39,781	$29,230
Preferred unit distributions	(234)	(234)	(234)	(234)	(234)
Real estate depreciation and amortization	43,303	43,822	45,092	45,771	42,004

FFO attributable to common stockholders and non-controlled interests	69,853	62,518	54,714	85,318	71,000
Amortization of below-market ground lease	1,957	1,958	1,958	1,958	1,957

Modified FFO attributable to common stockholders and non-controlled interests	71,810	64,476	56,672	87,276	72,957

Core FFO attributable to common stockholders and non-controlled interests	$71,810	$64,476	$56,672	$87,276	$72,957

Total weighted average shares and Operating Partnership Units
Basic	298,151	298,131	298,049	297,492	297,478

Diluted	298,151	298,131	298,049	297,492	297,478

FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.23	$0.21	$0.18	$0.29	$0.24

Diluted	$0.23	$0.21	$0.18	$0.29	$0.24

Modified FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.24	$0.22	$0.19	$0.29	$0.25

Diluted	$0.24	$0.22	$0.19	$0.29	$0.25

Core FFO attributable to common stockholders and non-controlled interests per share
Basic	$0.24	$0.22	$0.19	$0.29	$0.25

Diluted	$0.24	$0.22	$0.19	$0.29	$0.25

Reconciliation of Core FFO to Core FAD
Core FFO	$71,810	$64,476	$56,672	$87,276	$72,957
Add:
Amortization of deferred financing costs	923	1,020	1,021	1,021	1,020
Non-real estate depreciation and amortization	958	998	1,007	912	826
Amortization of non-cash compensation expense	4,049	5,924	5,419	4,722	4,852
Amortization of debt discount	311	668	668	667	668
Amortization of loss on interest rate derivative	385	385	385	385	474
Deduct:
Straight-line rental revenues	(5,174)	(3,203)	(5,404)	(5,445)	(5,000)
Above/below-market rent revenue amortization	(1,682)	(1,745)	(2,354)	(1,733)	(1,668)
Corporate capital expenditures	(614)	(463)	(498)	(231)	—
Tenant improvements - second generation	(8,734)	(10,513)	(9,028)	(7,963)	(10,069)
Building improvements - second generation	(4,931)	(6,296)	(4,840)	(8,624)	(2,279)
Leasing commissions - second generation	(2,651)	(3,016)	(1,869)	(2,845)	(2,576)

Core FAD	$54,650	$48,235	$41,179	$68,142	$59,205

Reconciliation of Net Income to EBITDA
Net income	$26,784	$18,930	$9,856	$39,781	$29,230
Interest expense	19,426	20,597	20,689	20,849	20,658
Income tax expense (benefit)	1,338	611	(730)	1,312	2,135
Depreciation and amortization	44,260	44,821	46,098	46,682	42,475

EBITDA	$91,808	$84,959	$75,913	$108,624	$94,498

Third Quarter 2019 Debt Summary (unaudited and dollars in thousands)

	September 30, 2019			June 30, 2019
		Weighted Average			Weighted Average
		Interest	Maturity		Interest	Maturity
Debt Summary	Balance	Rate	(Years)	Balance	Rate	(Years)
Fixed rate mortgage debt	$611,783	4.10%	9.3	$612,735	4.10%	9.5
Senior unsecured notes	800,000	4.19%	9.8	1,050,000	3.82%	7.7
Unsecured term loan facility (1)	265,000	3.35%	2.9	265,000	3.35%	3.2

Total fixed rate debt	1,676,783	4.03%	8.5	1,927,735	3.84%	7.6
Unsecured revolving credit facility	—	—	1.9	—	—	2.2

Total variable rate debt (2)	—	—	1.9	—	—	2.2

Total debt	1,676,783	4.03%	8.5	1,927,735	3.84%	7.6

Discount	—			(312)
Deferred financing costs, net	(7,606)			(8,018)

Total	$1,669,177			$1,919,405

Note:

(1)	LIBOR is fixed at 2.1485% under a variable to fixed interest rate swap agreement.
(2)	In July 2018 the Company entered into a $250 million forward starting interest rate swap agreement, which fixed three month LIBOR at 2.958% for the first $250 million of its next financing.

		Outstanding at
		September 30,	Letters	Available
Available Capacity	Facility	2019	of Credit	Capacity
Unsecured revolving credit facility (1)	$1,100,000	$—	$—	$1,100,000

			Current		In
Covenant Summary	Required		Quarter		Compliance
Maximum Total Leverage(2)	< 60%		26.7%		Yes
Maximum Secured Debt	< 40%		9.6%		Yes
Minimum Fixed Charge Coverage	> 1.50	x	4.1	x	Yes
Minimum Unencumbered Interest Coverage	> 1.75	x	6.3	x	Yes
Maximum Unsecured Leverage	< 60%		20.1%		Yes
Minimum Tangible Net Worth	$1,252,954		$1,833,218		Yes

Notes:

(1)

The unsecured revolving credit and term loan facility has an accordion feature allowing for an increase in maximum aggregate principal balance to $1.75 billion under certain circumstances. This unsecured revolving credit facility matures in August 2021 with two additional six-month extension options.

(2)	Represents the ratio of total indebtedness to total asset value as defined and determined in accordance with the credit facility agreement.

Third Quarter 2019 Debt Detail (unaudited and dollars in thousands)

	Stated Interest Rate (%)	Current Interest Rate (%)	Principal Balance	Maturity Date	Amortization
Fixed rate mortgage debt:
Metro Center	3.59%	3.59%	$90,205	11/5/2024	30 years
10 Union Square	3.70%	3.70%	50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	4.29%	30,000	5/1/2027	Interest only
First Stamford Place (1)	4.28%	4.28%	180,000	7/1/2027	5 years interest only; 30 years thereafter
1010 Third Avenue and 77 West 55th Street	4.01%	4.01%	38,440	1/5/2028	30 years
10 Bank Street	4.23%	4.23%	33,138	6/1/2032	25 years
383 Main Avenue	4.44%	4.44%	30,000	6/30/2032	5 years interest only; 30 years thereafter
1333 Broadway	4.21%	4.21%	160,000	2/5/2033	Interest only

Total mortgage debt			611,783
Unsecured revolving credit facility	LIBOR plus 1.10%	3.12%	—	8/29/2021	Interest only
Unsecured term loan facility (2)	LIBOR plus 1.20%	3.35%	265,000	8/29/2022	Interest only
Senior unsecured notes:
Series A	3.93%	3.93%	100,000	3/27/2025	Interest only
Series B	4.09%	4.09%	125,000	3/27/2027	Interest only
Series C	4.18%	4.18%	125,000	3/27/2030	Interest only
Series D	4.08%	4.08%	115,000	1/22/2028	Interest only
Series E	4.26%	4.26%	160,000	3/22/2030	Interest only
Series F	4.44%	4.44%	175,000	3/22/2033	Interest only

Total / weighted average debt		4.03%	1,676,783

Deferred financing costs, net			(7,606)

Total (3)			$1,669,177

Notes:

(1)	Represents a $164 million mortgage loan bearing interest at 4.09% and a $16 million loan bearing interest at 6.25%.
(2)	LIBOR is fixed at 2.1485% under a variable to fixed interest rate swap agreement.
(3)	Capitalized interest was $0.4 million for the three months ended September 30, 2019.

Third Quarter 2019 Debt Maturities and Ground Lease Commitments (unaudited and dollars in thousands)

Year	Amortization	Maturities (1)	Total	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2019	$961	$—	$961	0.1%	n/a
2020	3,938	—	3,938	0.2%	n/a
2021	4,090	—	4,090	0.2%	n/a
2022	5,628	265,000	270,628	16.1%	3.35%
2023	7,876	—	7,876	0.5%	n/a
Thereafter	33,868	1,355,422	1,389,290	82.9%	4.15%

Total debt	$56,361	$1,620,422	1,676,783	100.0%	4.03%

Deferred financing costs, net			(7,606)

Total			$1,669,177

Note:

(1)	Assumes no extension options are exercised.

Debt Maturity Profile

Ground Lease Commitments (1)

Year	1350 Broadway (2)	1400 Broadway (3)	111 West 33rd Street (4)	Total
2019	$27	$169	$184	$380
2020	108	675	735	1,518
2021	108	675	735	1,518
2022	108	675	735	1,518
2023	108	675	735	1,518
Thereafter	2,037	27,000	39,261	68,298

	$2,496	$29,869	$42,385	$74,750

Notes:

(1)	There are no fair value market resets, no step-ups, and no escalations in the three ground lease commitments.
(2)	Expires July 31, 2050 with a remaining term, including unilateral extension rights available to the Company, of approximately 31 years.
(3)	Expires December 31, 2063 with a remaining term, including unilateral extension rights available to the Company, of approximately 44 years.
(4)	Expires May 31, 2077 with a remaining term, including unilateral extension rights available to the Company, of approximately 58 years.

Third Quarter 2019 Supplemental Definitions

Funds From Operations (“FFO”)

We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment writedowns of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of its performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

Modified Funds From Operations (“Modified FFO”)

Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We consider this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we consider it an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.

Core Funds From Operations (“Core FFO”)

Core FFO adds back to Modified FFO the following items: deferred tax asset write-off, loss on early extinguishment of debt and acquisition expenses. The Company presents Core FFO because it considers it an important supplemental measure of its operating performance in that it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

Core Funds Available for Distribution (“Core FAD”)

In addition to Core FFO, we present Core FAD by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses and (ii) deducting straight line rent, recurring second generation leasing commissions, tenant improvements, prebuilts, capital expenditures, furniture, fixtures & equipment, amortization of debt premiums and above/below market rent revenue. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs., including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.

Net Operating Income (NOI)

NOI is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by; (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, loss on early extinguishment of debt and loss from derivative financial instruments or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from net operating income because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed, purchases or sales. We believe that eliminating these costs from net income is useful because the resulting measure captures the actual revenue, generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly titled measures and, accordingly, our NOI may not-be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

EBITDA

We compute EBITDA as net income plus interest expense, income taxes and depreciation. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity.